G. BRAD BECKSTEAD
Certified Public Accountant
                                                   330 E. Warm Springs
                                                   Las Vegas, NV 89119
                                                          702.257.1984
                                                    702.362.0540 (fax)





March 26, 2002


To Whom It May Concern:

I have issued my report dated March 26, 2002, accompanying the financial statements of The Prestige Group.net, Inc. on Form 10-KSB for the period of July 13, 1999 (inception date) through December 31,
2001.   I  hereby  consent to the incorporation by reference  of  said report in the Annual Report of The Prestige Group.net, Inc. on Form 10-KSB (File No. 000-32495).

Signed,

/s/ G. Brad Beckstead

G. Brad Beckstead, CPA